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                                                                     Exhibit 5.1

                                 April 23, 1999


Lowestfare.com, Inc.
980 Kelly Johnson Drive
Las Vegas, Nevada 89119

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7,500,000 shares (the "Shares") of common stock, par value $.01 per share, of Lowestfare.com, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is our opinion that, when the registration statement on Form S-1 (No. 333-74514) relating to the Shares (the "Registration Statement") has become effective under the Act, the Shares, when duly issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Gordon Altman Butowsky Weitzen
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Shalov & Wein
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                                            Gordon Altman Butowsky Weitzen
Shalov & Wein